[GRAPHIC OMITTED]S  T  R  U  C  T  U  R  E  D    I  N  V  E  S  T  M  E  N  T  S
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Client Strategy Guide: September 2009 Offerings
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Free Writing Prospectus Dated September 1, 2009

Registration Statement No. 333-156423 Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: September 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3

Selected Features & Risk Disclosures .... page 4

Structured Investments Spectrum .... page 5

Core Offerings

Six Core Investments Offered Each Month

U.S. Equities	Capital Protected Notes based on the S&P 500® Index (SPX) by Morgan Stanley... .... page 6 .... page 7 . ... page 8
International Equities	Buffered PLUS℠ based on the iShares® MSCI EAFE Index Fund (EFA) by Morgan Stanley .... page 9
Commodities	Bull PLUS℠ based on the Dow Jones-UBS Commodity Index℠ by Morgan Stanley .... page 10
Currencies	Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar by Morgan Stanley .... page 11

Tactical Offerings

Actionable Themes in the Market Place

U.S. Equities	. ... page 12 Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX) by Morgan Stanley... .... page 13 . ... page 14 .... page 15
International Equities	Jump Securities based on MSCI India Index by Morgan Stanley .... page 16
Commodities	Contingent Coupon Commodity-Linked Capital Protected Notes based on a Basket of 10 Commodities by Morgan Stanley .... page 17
Currencies	.... page 18

Selected Risks & Considerations .... page 19

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

               For Registered Offerings Issued by Morgan Stanley:

Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Morgan Stanley is the issuer for offerings only where expressly identified.
Morgan Stanley is not responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies or interest rates

o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer.
The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured
Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

Structured Investments Spectrum

Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Protect Principal, Enhance Yield, Leverage Performance
and Access.

Protect Principal Investments combine the return of some or all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

? May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some or all principal at maturity.

? May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

? May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

? May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

Morgan Stanley Smith Barney
Client Strategy Guide: September 2009 Offerings Page 6

Opportunities in U.S. Equities

Protect Principal ○ Capital Protected Notes based on the S&P 500® Index (SPX)

Strategy Overview	
	✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations	
	✓ Principal protection is available only at maturity and is subject to issuer credit risk ✓ Will yield no positive return if the underlying index does not appreciate ✓ Does not provide for current income; no interest payments ✓ Appreciation potential is limited by the maximum payment at maturity

Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of Morgan Stanley and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	March 27, 2015 (5.5 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	The payment at maturity per $10 stated principal amount will equal: $10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity *In no event will the payment at maturity be less than $10 or greater than the Maximum Payment at Maturity.*
Supplemental Redemption Amount	$10 x Index Percent Change x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0 or greater than $5.00 to $6.00 per note, to be determined on the pricing date.
Maximum Payment at Maturity	$15.00 to $16.00 per note (150% to 160% of the stated principal amount), to be determined on the pricing date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – September 23, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

        [Information related to offerings to be issued by issuers
that are not affiliated with Morgan Stanley have been redacted]

                                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

                                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

MorganStanley SmithBarney

Client Strategy Guide: September 2009 Offerings Page 9

Opportunities in International Equities

Leverage Performance ○ Buffered PLUS[SM] based on the iShares® MSCI EAFE Index Fund (EFA)

Strategy Overview

- ✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity
- ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying index beyond the buffer amount
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing price of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley., and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	iShares® MSCI EAFE Index Fund (EFA)
Maturity Date	September 28, 2011 (2 Years)
Leverage Factor	200%
Buffer Amount	10%

Payment at Maturity	• If the Final Share Price is **greater than** the Initial Share Price:
	  ○ $10 + the Leveraged Upside Payment
	In no event will the payment at maturity exceed the Maximum Payment at Maturity.
	• If the Final Share Price is **less than or equal** to the Initial Share Price but has **decreased** from the Initial Share Price by an amount **less than or equal** to the Buffer Amount of 10%:
	  ○ $10
	• If the Final Share Price is **less than** the Initial Share Price and has **decreased** from the Initial Share Price by an amount **greater than** the Buffer Amount of 10%:
	  ○ ($10 x the Share Performance Factor) + $1.00
	This amount will be less than the stated principal amount of $10.00. However, under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.

Leveraged Upside Payment	$10 x Leverage Factor x Share Percent Increase
Share Percent Increase	(Final Share Price – Initial Share Price) / Initial Share Price
Maximum Payment at Maturity	$12.40 to $12.80 per Buffered PLUS (124% to 128% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount)
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – September 23, 2009.

[1]Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. September 2009

MorganStanley SmithBarney

Client Strategy Guide: September 2009 Offerings Page 10

Opportunities in Commodities

Leverage Performance ○ Bull PLUS[SM] based on the Dow Jones-UBS Commodity Index[SM]

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the Dow Jones-UBS Commodity Index[SM] and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the Dow Jones-UBS Commodity Index[SM]
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Dow Jones-UBS Commodity Index[SM]
Maturity Date	October 29, 2010 (13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,160 to $1,190 per PLUS (116% to 119% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: o $1,000 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **less than or equal** to the Initial Index Value: o $1,000 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $1,000.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$1,000 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – September 23, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. September 2009

MorganStanley SmithBarney

Client Strategy Guide: September 2009 Offerings Page 11

Opportunities in Currencies

Protect Principal ○ Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of nine currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer's credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Basket	The Basket will be composed of 70% equally-weighted developed market currencies and 30% equally-weighted emerging market currencies as follows:

70% Developed Market Currencies	Weighting	30% Emerging Market Currencies	Weighting
Australian dollar ("AUD")	11.6667%	Brazilian real ("BRL")	10.0000%
British pound ("GBP")	11.6667%	Chinese renminbi ("CNY")	10.0000%
Canadian dollar ("CAD")	11.6667%	Indian rupee ("INR")	10.0000%
Eurozone euro ("EUR")	11.6667%		
Japanese yen ("JPY")	11.6667%		
Swiss franc ("CHF")	11.6667%		

Maturity Date	March 29, 2013 (3.5 Years)
Principal Protection	100%, subject to issuer's credit risk
Participation Rate	120% to 140%, to be determined on the pricing date
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.
Basket Performance	Sum of the currency performance values of each of the basket currencies
Currency Performance	With respect to AUD, EUR and GBP: (final exchange rate / initial exchange rate) – 1 With respect to BRL, CAD, CHF, CNY, INR and JPY: (initial exchange rate / final exchange rate) – 1 *Under the terms of the notes, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*
Currency Performance Value	Currency Performance x Weighting
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – September 23, 2009.

[1]*Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

                                    [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[ClientCStrategy]Guide: September 2009 Offerings                                                                                                            Page 13

 -----------------------------------------------------------
 Opportunities in U.S. Equities

                             o Protected Absolute Return Barrier Notes
                              based on the S&P 500(R) Index (SPX)
 -----------------------------
 Protect Principal
 -----------------------------

---------------------------------------------------------------
                  A market neutral strategy providing
                  positive
Strategy          returns within a predetermined band with
                  full
                  principal protection at maturity, subject to
                  issuer's credit risk, that may be
                  appropriate for
Overview
                  investors who are uncertain which way the

                  market will trade, but hold the view it
                  will trade
                  within a specified range

---------------------------------------------------------------

-------------------------------------------------

                                   Principal protection is available only at
                                   maturity and is subject to issuer's credit
                                   risk Will yield no positive return if at any
                                   time, on any day, the underlying index
                                   trades outside a predetermined band

Risk  Consideration

                                   The specified range is wider on the upside
                                   than on the downside and, accordingly, the
                                   maximum potential payment on the notes is
                                   greater if the underlying index appreciates
                                   than if the underlying index depreciates
                                   Because the lower limit of the specified
                                   range is smaller than the upper limit, a
                                   decline in the index may be more

                                   likely to move the index outside of the
                                   index range Does not provide for current
                                   income; no interest payments Appreciation
                                   potential is limited to the maximum
                                   potential payment

Protected Absolute Return Barrier Notes provide principal protection as well as potential appreciation based on the absolute value of the return of the underlying index, but only if the underlying index remains within a specified range at all times during the term of the notes. Consequently, you will receive a positive return whether the value of the underlying index on the valuation date is higher or lower than the initial index value, as long as the value of the underlying index remains within the specified range at all times. The specified range is wider on the upside than on the downside and, accordingly, the maximum potential payment on the notes is greater if the underlying index appreciates than if the underlying index depreciates from the initial index value. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

                                        --------------------
    Issuer                             Morgan Stanley
                                        --------------------
                                        --------------------
    Underlying                         S&P 500(R) Index (SPX)
    Maturity Date
                                        --------------------
                                       September 28, 2011 (2 Years)
    Principal Protection
                                        --------------------
                                       100% at maturity, subject to issuer's credit risk
    Participation Rate
                                        --------------------
                                       100% of the absolute value of any appreciation
                                       or depreciation of the Index,
                                       as long as the Index never trades above or below the Index Range

                                        --------------------
                                       Any value of the Index that is:
    Index  Range                       ? greater than or equal
                                       to                      , which is the Initial
                                       Index Value  x 80% to 85%; and
                                       ? less than or equal to , which is the Initial Index Value x 120% to 125%
    Maturity Redemption Amount
                                        --------------------
                                       $10 plus Supplemental Redemption Amount (if any)

                                        --------------------
    Supplemental Redemption Amount     ? If at all times during the Observation Period the index
                                                       value is within the Index Range:
                                             $10 times the Absolute Index Return; or

                                       ? If at any time on any day during the Observation Period the index value is outside the Index Range:  $0

                                        --------------------
                                        --------------------
    Maximum Potential Payment          ? If the Final Index Value increases from the Initial Index Value:
                                             $12.00 to $12.50 per note
                                              (120% to 125% of the stated principal amount); or
                                       ? If the Final Index Value decreases from the Initial Index Value:
                                                            $11.50 to $12.00 per note
                                                       (115% to 120% of the stated principal amount)

                                        --------------------
                                        --------------------
    Observation Period                 The period of regular trading hours on each index business day on which there is no market
                                             disruption event with respect to the Index,
                                       beginning on, and
                                       including, the index business day following the pricing date and ending on, and including,
                                             the valuation date.

    Valuation Date
                                        --------------------
                                       September 23, 2011, subject to postponement for non-index business days and certain market
                                                       disruption events.
    Absolute Index Return
                                        --------------------
                                       Absolute value of (Final Index Value - Initial Index Value)
                                                            / Initial Index Value
    Coupon
                                        --------------------
                                       None
    Listing
                                        --------------------
                                       The notes will not be listed on any securities exchange.
    Issue Price
                                        --------------------
                                       $10 per note
    Expected Pricing Date (1)
                                        --------------------
                                       This offering is expected to close for ticketing
                                                                 on Wednesday - September 23, 2009.
                                        --------------------

1    Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

                             [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

Opportunities in International Equities

-----------------------
Access                     o JUMP Securities based on the MSCI India Index
                       Enhanced return within a range of price performance and the same downside
-----------------------

-----------------------

Strategy                    risk as a direct investment  with 1-for-1 downside exposure

                       May be appropriate for investors anticipating moderate appreciation
Overview                    on the
                            MSCI India Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk

Considerations
                       No principal protection

    Full downside exposure to the MSCI India Index

    Appreciation potential is limited to the fixed upside payment at maturity

    Does not provide for current income; no interest payments

Jump Securities offer the opportunity for investors to earn a return based on the performance of the MSCI India Index. Unlike ordinary debt securities, the
Securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the Securities equal to 18% to 22%, which we refer to as the upside payment, if the index value on the valuation date is, at all, above the initial index value. If, on the other hand, the index value on the valuation date is at or below the initial index value, you will receive for each $10 stated principal amount of Securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial index value. This amount may be significantly less than the stated principal amount of the Securities and may be zero. The Securities are senior unsecured obligations of Morgan Stanley, and all payments on the Securities are subject to the

  credit risk of Morgan Stanley.

                                             ---------------
    Issuer                                  Morgan Stanley
    Underlying
                                             ---------------
                                            MSCI India Index
    Maturity Date
                                             ---------------
                                            October 27, 2010 (13 Months)
    Upside Payment
                                             ---------------
                  $1.80 - $2.20 per Security (18-22% of the stated principal amount).
                   Accordingly, even if the final index value is significantly greater than the initial index
                  value, your payment at maturity will not exceed $11.80 -12.20 per Security.
    Maximum Payment at Maturity
                                             ---------------
                    $11.80 to $12.20 per Security (118% to 122% of the stated principal amount), to be determined on the pricing date

                                             ---------------
                                      If the Final Index Value is greater than the Initial Index Value:
    Payment at Maturity               $10 + the Upside Payment
                                      If the Final Index Value is less than or
                                        equal to the Initial Index Value:

                                      $10 x Index Performance Factor
    Index Performance Factor
                                   ---------------
                                  Final Index Value / Initial Index Value
    Listing
                                   ---------------
                                  The Securities will not be listed on any securities exchange.
    Issue Price
                                   ---------------
                                  $10 per Security
    Expected Pricing Date (1)
                                   ---------------
                                  This offering is expected to close for ticketing
                                             on Wednesday - September 23, 2009.
                                   ---------------

1    Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

MorganStanley SmithBarney
Client Strategy Guide: September 2009 Offerings Page 17

Opportunities in Commodities

Protect Principal

Contingent Coupon Commodity-Linked Capital Protected Notes based on a Basket of 10 Commodities

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive additional annual coupon payments based on the performance of the underlying basket
- ✓ The coupon will be based on the appreciation, if any, of a basket of 8 physical commodities and 2 commodity indices
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer's credit risk
- ✓ Will yield no positive return in any period if the underlying basket does not appreciate
- ✓ Any positive performance by some underlying commodities may be partially or wholly offset by the negative performance of other underlying commodities. Exposure to any annual increase in the level of each underlying commodity is limited by the cap.
- ✓ Annual contingent coupon is variable and may be zero in some or all periods

Contingent Coupon Commodity-Linked Capital Protected Notes provide investors with the possibility for an annual coupon payment based on the performance of an equally-weighted basket of eight physical commodities and two commodity indices, with no downside risk to the initial investment if held to maturity. The notes are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and the possibility of an annual coupon based upon the appreciation, if any, of the basket of underlying commodities, as measured on each annual valuation date relative to the pricing date. The level of the basket is in turn based on the performance, whether positive or negative, of each underlying commodity from the pricing date through the applicable valuation date, subject to a cap and a floor on the performance of each underlying commodity. The cap and floor mean that any increase by any underlying commodity above the cap or decrease below the floor will not be taken into account in calculating the performance of that underlying commodity. The performance of one underlying commodity may offset the performance of the other underlying commodities. All payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley		
Underlying Reference Basket (Equally Weighted at 10.00%)	**Underlying Commodity/Bloomberg Ticker Symbol**	**Underlying Commodity/Bloomberg Ticker Symbol**	**Underlying Commodity/Bloomberg Ticker Symbol**
	Copper – Grade A (LOCADY)	Silver (SLVRLN)	S&P GSCI Wheat Index Excess Return Index (SPGCWHP)
	Corn – CBOT (C 1)	West Texas Intermediate light sweet crude oil (CL1)	S&P GSCI Livestock Index Excess Return Index (SPGCLVP)
	Gold (GOLDLNPM)	Natural Gas (NG1)	
	Platinum (PLTMLNPM)	Soybeans – CBOT (S 1)	
Maturity Date	September 30, 2014 (5 Years)		
Contingent Coupon	The Contingent Coupon will only be payable if the level of the weighted basket has increased from the level on the pricing date. The Contingent Coupon will be equal to the greater of (i) zero and (ii) the product of: (x) $1,000 and (y) the Contingent Coupon Rate, as measured on the related Valuation Date.		
Contingent Coupon Rate	The sum of the products of the Component Return, as determined on the Valuation Date immediately preceding each Coupon Payment Date, times the weighting of such Underlying Commodity, for each Underlying Commodity.		
Component Return	For each Underlying Commodity, an amount, expressed as a percentage, equal to: (periodic component level – initial component level) / initial component level, *provided, however*, that the Component Return for any Underlying Commodity will be **no greater than** the Capped Component Return and **no less than** the Component Return Floor.		
Capped Component Return	12% for each Underlying Commodity		
Capped Return Floor	–9% to –12% for each Underlying Commodity. The actual Component Floor will be identical for each Underlying Commodity and determined on the pricing date.		
Payment at Maturity	$1,000 + any Contingent Coupon payable on the Maturity Date		
Coupon Valuation Dates	September 23, 2010, September 23, 2011, September 21, 2012, September 23, 2013 and September 23, 2014		
Coupon Payment Dates	September 30, 2010, September 30, 2011, September 28, 2012, September 30, 2013 and September 30, 2014		
Listing	The notes will not be listed on any securities exchange.		
Issue Price	$1,000 per note		
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – September 23, 2009.		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

 The following are general risks applicable to most types of Structured Investments:

 Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any
other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal
Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

 Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

 Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan
Stanley Smith Barney or any other broker dealer were not to make a market in
Structured Investments, it is likely that there would be no secondary market for Structured Investments.

 Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment.
Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any CD offering, you can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the equity-linked CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits.
FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research  report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2009

[GRAPHIC OMITTED]Client Strategy Guide: September 2009 Offerings

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley &
Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents;
in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734
576, a licensed dealer, which accepts responsibility for its contents; in
Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in
Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and
is distributed in the European Union by Morgan Stanley & Co. International PLC,
except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian
Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although
Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan
Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

Performance Leveraged Upside Securities, PLUS, SPARQS and RevCons are service marks of Morgan Stanley.

"Standard & Poor's(R)," "S&P(R)", "S&P 500(R)", "Select Sector SPDR(R) " and
"S&P GSCITM" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones" and "Dow Jones Industrial AverageSM", are service marks of Dow Jones
& Company, Inc. and have been licensed for use for certain purposes by
Morgan Stanley. The securities based on the Dow Jones Industrials Average, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "UBS", "Dow Jones-UBS Commodity IndexSM", "DJ-UBSSM" and
"DJ-UBSCISM" are service marks of Dow Jones & Company, Inc. and UBS AG, and have been licensed for use for certain purposes by Morgan Stanley. The securities based on the Dow Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities
LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

"MSCI India IndexSM" is a service mark of MSCI Inc. and has been licensed for use by Morgan Stanley. The securities based on the MSCI India Index are not sponsored, endorsed, sold or promoted by MSCI Inc. and MSCI Inc. makes no representation regarding the advisability of investing in the securities.

iShares(R) is a service mark of Barclays Global Investors.

Copyright (C) by Morgan Stanley 2009, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., 009 and you should not regard it as a research September 2 report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.